INDEPENDENT AUDITORS' CONSENT




Telscape International, Inc.
Houston, Texas


We consent to the incorporation by reference in this Registration Statement of Telscape International, Inc. on Form S-3 of our report dated March 27, 1996, on the financial statements of Polish Telephones and Microwave Corporation for the year ended December 31, 1995, included in the Annual Report on Form 10-KSB of Telscape International, Inc. for the year ended December 31, 1996.



                                   /s/ HOFFMAN, MCBRYDE & CO., P.C.

                                   HOFFMAN, MCBRYDE & CO., P.C.


Dallas, Texas
November 12, 1997